FORM 8-K/A


                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                 CURRENT REPORT


                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                             SECURITIES ACT OF 1934

Date of Report (Date of earliest event reported):             May 1, 1998


                        OASIS RESORTS INTERNATIONAL, INC.
             (Exact name of registrant as specified in its charter.)


                                     Nevada
                    (State of incorporation or organization)


             0-9476                                     48-0680109
    (Commission File Number)             (I.R.S. Employee Identification No.)


            3753 Howard Hughes Parkway, Suite 200, Las Vegas, Nevada
                    (Address of principal executive offices)

                                      89103
                                   (Zip Code)

Registrant's telephone number, including area code:           (702) 892-3742


            Flexweight Corporation, 915 N. Wells, Wendover, NV 89833 (Former name or former address, if changed since last report)

Introduction

     Pursuant to Items 7 (a) and Item 7 (b) of the Securities and Exchange Commission's (the "Commission") General Instructions for Form 8-K, Oasis Resorts International, Inc. (the "Company") formerly Flexweight Corporation hereby amends Item 7 (a) and 7 (b) of its Current Report on Form 8-K, filed with the Commission on May 26, 1998 to file pro forma financial information for the Company reflecting the merger (the "Merger") with Oasis Resort, Hotel & Casino-III, Inc. ("ORHC") which was effective May 1, 1998.

Item 7.      FINANCIAL STATEMENTS AND EXHIBITS

       (a)   FINANCIAL STATEMENTS OF BUSINESS ACQUIRED

     Filed herewith as part of this report are the following financial statements: Oasis Resort, Hotel & Casino-III, Inc. (i) Report of Independent Auditors, (ii) Balance Sheet as of May 31, 1998, (iii) Statements of Operations for the nine months ended May 31, 1998, the year ended August 31, 1997, and the period from inception (December 21, 1995) through May 31, 1998, (iv) Statements of Stockholder's Equity (Deficit) for the period from inception (December 21, 1995) through August 31, 1996, the year ended August 31, 1997, and the nine months ended May 31, 1998, (v) Statements of Cash Flows for the nine months ended May 31, 1998, the year ended August 31, 1997, and the period from inception (December 21, 1995) through May 31, 1998, and (vi) Notes to Financial Statements.


       (b)   PRO FORMA FINANCIAL INFORMATION

     Filed herewith as part of this report are the Company's unaudited pro forma condensed consolidated balance sheet as of May 31, 1998, unaudited pro forma condensed consolidated statements of operations for the nine months ended May 31, 1998 and the year ended August 31, 1997 and the notes thereto.

                                    SIGNATURE

     Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.




                                    OASIS RESORTS INTERNATIONAL, INC.
                                    (formerly FLEXWEIGHT CORPORATION)
                                    (Registrant)



Dated: July 5, 2000                 By: /s/ Walter Sanders
                                            Walter Sanders,
                                            Chairman of the Board and President

                        OASIS RESORTS INTERNATIONAL, INC.
                        (Formerly Flexweight Corporation)
                          (A Development-Stage Company)

                          Index to Financial Statements



                                                                            Page

OASIS HOTEL, RESORT & CASINO-III, INC.

Independent Auditors' Report.................................................F-2

Balance Sheet as of May 31, 1998.............................................F-3

Statements of Operations for the nine months ended May 31, 1998, the year ended August 31, 1997, and the period from inception
   (December 21, 1995) to May 31, 1998.......................................F-4

Statements of Stockholder's Deficit for the nine months ended May 31, 1998, the year ended August 31, 1997, and the period from inception
   (December 21, 1995) to August 31, 1996....................................F-5

Statements of Cash Flows for the nine months ended May 31, 1998, the year ended August 31, 1997, and the period from inception
   (December 21, 1995) to May 31, 1998.......................................F-8

Notes to Financial Statements................................................F-9

OASIS RESORTS INTERNATIONAL, INC. (Formerly Flexweight Corporation)

Introduction to Unaudited Pro Forma Condensed Consolidated
   Financial Statements.....................................................F-14

Unaudited Pro Forma Condensed Consolidated
   Balance Sheet at May 31, 1998............................................F-15

Unaudited Pro Forma Condensed Consolidated Statement
   of Operations for the nine months ended May 31, 1998.....................F-16

Unaudited Pro Forma Condensed Consolidated Statement
   of Operations for the year ended August 31, 1997.........................F-17

Notes to Financial Statements...............................................F-18

                          INDEPENDENT AUDITORS' REPORT



Board of Directors
Oasis Hotel, Resort & Casino-III, Inc.


We have audited the accompanying consolidated balance sheet of Oasis Hotel, Resort & Casino-III, Inc. (the "Company") as of May 31, 1998, and the related consolidated statements of operations, stockholder's deficit and cash flows for the nine months ended May 31, 1998 and for the year ended August 31, 1997, and the period from inception (December 21, 1995) to May 31, 1998. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Oasis Hotel, Resort & Casino-III, Inc. as of May 31, 1998, and the results of its operations and its cash flows for the nine months ended May 31, 1998, the year ended August 31, 1997, and the period from inception (December 21, 1995) to May 31, 1998, in conformity with generally accepted accounting principles.

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the consolidated financial statements, the Company is a development-stage company with no revenues from intended operations since its inception. The Company requires substantial construction financing, as well as working capital financing to meet its obligations as they become due. These factors raise substantial doubt about the Company's ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 2. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.





                                       /s/  McKennon, Wilson & Morgan LLP
                                            McKennon, Wilson & Morgan LLP

Irvine, California
June 30, 1999

                     OASIS HOTEL, RESORT & CASINO-III, INC.
                          (A Development-Stage Company)
                                  Balance Sheet


                                                                       May 31,
ASSETS                                                                  1998
Cash                                                                 $      121
Land held for development                                             1,038,783
Property and equipment, net                                              24,816
Investment in NuOasis, at cost                                          350,000
Security deposit                                                        550,000

   Total assets                                                      $1,963,720

LIABILITIES AND STOCKHOLDER'S DEFICIT
Accounts payable                                                     $   20,000
First trust deed note payable                                           550,000
Second trust deed note payable to OIHC                                3,425,000

   Total liabilities                                                  3,995,000

Commitments and Contingencies (Note 5)

Stockholder's Deficit:
  Common stock, par value $0.001; 20,000,000 shares
     authorized, 3,010,000 shares issued and outstanding                  3,010
  Additional paid-in-capital                                          2,829,589
  Deficit accumulated during the development stage                   (4,863,879)

   Total stockholder's deficit                                       (2,031,280)

   Total liabilities and stockholder's deficit                       $1,963,720








              See accompanying notes to these financial statements.

                     OASIS HOTEL, RESORT & CASINO-III, INC.
                          (A Development-Stage Company)
                            Statements of Operations
                   For The Nine Months Ended May 31, 1998, The
                           Year Ended August 31, 1997,
                and The Period From Inception (December 21, 1995)
                              Through May 31, 1998

                                                                       Inception
                                          May 31,       August 31,      Through
                                           1998            1997       May 31, 1998
Revenues                              $          -    $          -    $          -
Expenses:
  Stock compensation expenses              899,808               -         899,808
  Value of unpaid services                 112,500         150,000         375,000
  Other operating expenses                  62,913          40,435         164,071
     Total Expenses                      1,075,221         190,435       1,438,879
Net Loss                              $ (1,075,221)   $   (190,435)   $ (1,438,879)









              See accompanying notes to these financial statements.

                     OASIS HOTEL, RESORT & CASINO-III, INC.
                          (A Development-Stage Company)
                       Statements of Stockholder's Deficit
                     For The Nine Months Ended May 31, 1998,
                         The Year Ended August 31, 1997,
                and The Period From Inception (December 21, 1995)
                             Through August 31, 1996

                                                                                    Deficit
                                                                                   Accumulated
                                           Common Stock          Additional        During the
                                                                   Paid-In         Development
                                                                   Capital            Stage          Total
                                      Shares          Amount
Inception, December 21, 1995          3,010,000     $   3,010     $   (3,010)     $          -    $        -
Common stock of affiliate issued
  in connection with land
  acquisition                                 -             -        225,000                 -       225,000
Capital contributions                         -             -         83,253                 -        83,253
Value of contributed services                 -             -        112,500                 -       112,500
Net loss for period                           -             -              -          (173,223)     (173,223)
Balances, August 31, 1996             3,010,000         3,010        417,743          (173,223)      247,530
Capital contributions                         -             -         84,766                 -        84,766
Value of contributed services                 -             -        150,000                 -       150,000
Net loss for year                             -             -              -          (190,435)     (190,435)
Balances, August 31, 1997             3,010,000         3,010        652,509          (363,658)      291,861


                                                                     (Continued)
              See accompanying notes to these financial statements.

                     OASIS HOTEL, RESORT & CASINO-III, INC.
                          (A Development-Stage Company)
                        Statements Stockholder's Deficit
                     For The Nine Months Ended May 31, 1998,
                         The Year Ended August 31, 1997,
                and The Period From Inception (December 21, 1995)
                       Through August 31, 1996 (Continued)

                                                                                     Deficit
                                                                                   Accumulated
                                               Common Stock           Additional    During the
                                                                        Paid-In     Development
                                                                        Capital        Stage          Total
                                             Shares      Amount
Capital contributions                              -             -      164,772              -       164,772
Issuance of common stock by parent in
   exchange for common stock of NuOasis            -             -      350,000              -       350,000
Issuance of common stock by parent to
   NuOasis for services rendered                   -             -      650,000              -       650,000
Issuance of common stock by parent
   for services rendered                           -             -       22,308              -        22,308
Value of warrants issued by parent
   for services rendered                           -             -      227,500              -       227,500
Issuance of common stock by parent for
   land financing                                  -             -      100,000              -       100,000
Issuance of common stock by parent for
   security deposit                                -             -      550,000              -       550,000
Value of contributed services                      -             -      112,500              -       112,500
Deemed distribution resulting from
   note payable issued to OIHC                     -             -            -     (3,425,000)   (3,425,000)
Net loss for period                                -             -            -     (1,075,221)   (1,075,221)
Balances May 31, 1998                      3,010,000   $     3,010   $2,829,589   $ (4,863,879)  $(2,031,280)




              See accompanying notes to these financial statements.

                     OASIS HOTEL, RESORT & CASINO-III, INC.
                          (A Development-Stage Company)
                            Statements of Operations
                     For The Nine Months Ended May 31, 1998,
                         The Year Ended August 31, 1997,
                and The Period From Inception (December 21, 1995)
                              Through May 31, 1998

                                                                                                  Inception
                                                                    May 31,       August 31,       Through
                                                                      1998           1997        May 31, 1998
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss                                                         $ (1,075,221)    $ (190,435)    $ (1,438,879)
   Adjustments to reconcile net loss to
      net cash used by operating activities:
    Common stock and warrants issued by parent for
      services rendered                                               899,808              -          899,808
    Value of contributed services                                     112,500        150,000          375,000
    Increase in accounts payable                                       20,000              -           20,000
Net cash used in operating activities                                 (42,913)       (40,435)        (144,071)
CASH FLOWS FROM INVESTING ACTIVITIES:
Capital expenditures                                                  (24,816)             -          (24,816)
Land acquisition and development costs                                (66,540)       (44,331)        (133,402)
Net cash used in investing activities                                 (91,356)       (44,331)        (158,218)
CASH FLOWS FROM FINANCING ACTIVITIES:
Contributions from owner/shareholder                                  134,390         84,766          302,410
Net cash provided by financing activities                             134,390         84,766          302,410
NET INCREASE IN CASH                                                      121              -              121
CASH AT BEGINNING OF PERIOD                                                 -              -                -
CASH AT END OF PERIOD                                            $        121     $        -     $        121
CASH PAID FOR:
   Interest                                                      $          -     $        -     $          -
NON CASH FINANCING ACTIVITIES
 Common stock of affiliate issued for land acquisition           $          -     $        -     $    225,000
   Common stock issued by parent for land financing              $    100,000     $        -     $    100,000
   Common stock issued by parent for security deposit            $    550,000     $        -     $    550,000
   Common stock issued by parent for investment                  $    350,000     $        -     $    350,000
   Note payable issued for acquisition of land                   $    250,000     $        -     $    550,000
 Other noncash capital contributions for land development
    costs                                                        $     30,321     $        -     $     30,321






       See accompanying notes to these consolidated financial statements.

                     OASIS HOTEL, RESORT & CASINO-III, INC.
                          (A Development-Stage Company)
                          Notes to Financial Statements


Note 1 - Organization and History

Oasis Hotel, Resort, Hotel and Casino-III, Inc. (the "Company") was incorporated in the state of Nevada on December 21, 1995 for the purpose of acquiring 20 acres of partially developed land located in Oasis, Nevada from Oasis International Hotel and Casino, Inc. ("OIHC"). Management intends to build a hotel, resort and casino on such site.

On May 1, 1998, Flexweight Corporation, a Kansas corporation ("Flexweight") acquired 100% of the issued and outstanding common stock of the Company from OIHC. Effective October 19, 1998, Flexweight reincorporated in Nevada and changed its name to Oasis Resorts International, Inc. (the "Oasis") to better reflect its new corporate direction.

Note 2 - Basis of Presentation and Principles of Accounting

Basis of Presentation

The accompanying financial statements have been prepared on a "carve-out" basis whereby the net assets, and the operations related to the development of the 20-acre parcel since the original acquisition made by OIHC on December 27, 1995. The cost of the 20-acre land was based on OIHC's historical cost, pro rated by management based on their estimates of relative cost. The operations reflect the operations of the 20-acre parcel, plus allocated costs of OIHC based on reasonable allocation methods.

Development-stage Operations

Since inception, the Company has been in the development stage with no revenues from it's intended operations which are the construction and operation of gaming facilities. The Company lacks the financing to continue the development of it's gaming facilities. These factors raise substantial doubt about the Company's ability to continue as a going concern. Management's plans with respect to these matters include obtaining sources of capital which may be acceptable to the Company. Management believes that the Company's capital requirements are in excess of $75 million. There are no assurances that such financing will be consummated on terms favorable to the Company. The successful consummation of adequate financing, and ultimately, the achievement of operating revenues sufficient to meet the Company's cost structure is management's primary objective. There are no assurances that adequate financing at terms satisfactory to the Company will be obtained, and if obtained, there are no assurances that the Company will achieve profitability. No adjustments have been made to the carrying value of assets or liabilities as a result of this uncertainty.

Incidental Operations

The Company's operations are intended to consist of the development and operation of gaming facilities. During the periods presented herein, the Company, from time to time, leased its facilities in order to reduce operating costs during it's licensing and permitting process. In connection therewith, the Company has reported leasing revenues, net of operating costs, as incidental operations in the accompanying statements of operations.

                     OASIS HOTEL, RESORT & CASINO-III, INC.
                          (A Development-Stage Company)
                          Notes to Financial Statements


Fiscal Year End

For financial reporting purposes, The Company uses an August 31 year end.

Cash and Cash Equivalents

Cash equivalents include short-term, highly liquid investments with maturities of three months or less at the time of acquisition.

Marketable Securities

The Company accounts for its equity securities as available-for-sale securities. In connection therewith, the Company records unrealized gains and losses as a component of shareholders' equity. Realized gains and losses are recorded in income.

Property and Equipment

Property and equipment are depreciated over their estimated useful lives using the straight-line method ranging three to five years. Buildings will be depreciated over a period of 30 years. Additions and betterments are capitalized. The cost of maintenance and repairs is charged to expense as incurred. When depreciable property is retired or otherwise disposed of, the related cost and accumulated depreciation and amortization are removed from the accounts and any gain or loss is reflected in the consolidated statements of operations. Depreciation expense reflected in the accompanying consolidated financial statements was not significant.

The Company assesses the recoverability of property and equipment by determining whether the depreciation and amortization of property, and equipment over its remaining life can be recovered through projected undiscounted future cash flows. The amount of property and equipment impairment, if any, is measured based on fair value and is charged to operations in the period in which such impairment is determined by management. As of May 31, 1998, management believes that there is no impairment of property and equipment.

Interest Capitalization

The Company will capitalize interest charges incurred for development of its land. During the periods presented, The Company capitalized interest costs totaling $52,200, capitalized acquisition related costs incurred through the issuance of an affiliate's common stock valued at $225,000 and capitalized the increase in the face amount of the First Trust Deed from $300,000 to $550,000 during the nine months ended May 31, 1998.

Allocation of Expenses

Since inception, the Company has had minimal operations. OIHC and affiliates provide administrative, accounting, and legal services, as well as office space. The value of these services is approximately $100,000, annually. In addition, The Company's president provides services at cost below fair value. The value of the president's salary is estimated at approximately $50,000, annually. Since inception, allocations for the services charged to the accompanying statements of operations aggregated $375,000. Such amounts

                     OASIS HOTEL, RESORT & CASINO-III, INC.
                          (A Development-Stage Company)
                          Notes to Financial Statements


are considered capital contributions and are reflected as additional paid-in capital in the accompanying statements of stockholder's deficit.

Provision for Income Taxes

The Company accounts for its income taxes under a separate-return basis using the asset and liability method whereby deferred tax assets and liabilities are determined based on temporary differences between bases used for financial reporting and income tax reporting purposes. Income taxes are provided based on the enacted tax rates in effect at the time such temporary differences are expected to reverse. A valuation allowance is provided for certain deferred tax assets if it is more likely than not that the Company will not realize tax assets through future operations.

The Company's net deferred tax assets at May 31, 1998, consist of federal net operating loss carryforwards amounting to approximately $1.1 million which expire through 2013. At May 31, 1998, the Company provided a 100% valuation allowance for these federal net operating loss carryforwards totaling $374,000. During the nine months ended May 31, 1998 and year ended August 31, 1997, the Company's valuation allowance increased $271,000 and $65,000, respectively.

Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Risks, Uncertainties and Concentrations

The gaming industry is subject to laws and regulations. The Company must obtain licenses to operate a hotel and casino. There is no assurance that the Company will obtain these licenses.

Financial Instruments

Financial assets with carrying values approximating fair value include cash and cash equivalents, marketable securities, notes receivable and other investments. Financial liabilities with carrying values approximating fair value include accounts payable and accrued interest, and notes payable.

Reporting Comprehensive Income

In June 1997, the FASB issued SFAS No. 130, Reporting Comprehensive Income. This statement establishes standards for reporting the components of comprehensive income and requires that all items that are required to be recognized under accounting standards as components of comprehensive income be included in a financial statement that is displayed with the same prominence as other financial statements. Comprehensive income includes net income, as well as certain non-shareholder items that are reported directly within a separate component of stockholder's equity and bypass net income. The Company will adopt the provisions of this statement in fiscal 1999.

                     OASIS HOTEL, RESORT & CASINO-III, INC.
                          (A Development-Stage Company)
                          Notes to Financial Statements


Stock-based Compensation

The Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 123 ("SFAS 123"), "Accounting for Stock-Based Compensation," which defines a fair value-based method of accounting for stock-based compensation. However, SFAS 123 allows an entity to continue to measure compensation cost related to stock and stock options issued to employees using the intrinsic method of accounting prescribed by Accounting Principles Board Opinion No. 25 ("APB 25"), "Accounting for Stock Issued to Employees." Entities electing to remain with the accounting method of APB 25 must make pro forma disclosures of net income and earnings per share, as if the fair value method of accounting defined in SFAS 123 had been applied. In 1996, the Company adopted the provisions of SFAS 123 which relate to non- employee stock-based compensation, and has elected to account for its stock-based compensation to employees under APB 25. Through August 31, 1998, the Company had no employee stock options outstanding.

Note 3 - Land Held for Development

On December 27, 1995, OIHC acquired 1,100 acres of real property for $1,450,000. In addition, an affiliate of OIHC issued shares valued at 562,000 as additional consideration to fund the land acquisition. OIHC subdivided the property and entered into a real estate purchase agreement (the "Real Estate Agreement") dated April 9, 1998, as amended, with the Company to acquire a 20-acre interest and acquire an option to purchase an additional 30 acres adjacent to the 20-acre interest. The cost allocated to the 20-acre parcel amounted to $525,000 ($300,000 related to the land purchase and $225,000 related to the value of shares issued by the affiliate). In connection therewith, the Company assumed a $550,000 (originally $300,000 - see below) First Trust Deed Note Payable and issued a note payable to OIHC totaling $3,425,000 (See Notes 4 and 6). As an inducement for the First Deed of Trust holder to extend credit to the Company, additional shares of Flexweight's common stock, fairly valued at $100,000, were issued to the First Deed Trust Holder and the amount of the debt was increased from $300,000 to $550,000. The Company agreed to this arrangement because of its lack of operating history and the high degree of risk involved in executing the Company's plan of operations. Flexweight also issued shares of its common stock valued at $550,000 to the First Trust Deed lender as security for repayment of the loan.

Note 4 - Notes Payable

On or about December 27, 1995, the Company issued a $300,000 First Trust Deed to an individual as part of the cash tendered upon close of the purchase of its land held for development. The terms of the note were interest only at a rate of 10.9% per annum, originally due December 27, 1997, extended until March 27, 1998, and further extended to the date of closing on or about May 7, 1998 (funded on May 11, 1998). As an inducement to convince the First Deed of Trust holder to extend credit to the Company, on May 11, 1998, additional shares of Flexweight's common stock were issued valued at $100,000 to the First Deed Trust Holder and the amount of the underlying debt was increased from $300,000 to $550,000. The note was originally due May 11, 1999, with interest-only payments (at an annual rate of 10.9% per annum) of $5,000 monthly. The note was extended until May 11, 2000. The note has been extended by mutual consent of the parties and is due on demand. No demand has been made for repayment of the note.

OIHC agreed to accept a Second Deed of Trust note payable in the amount $3,425,000 related to the acquisition of the 20-acre parcel on May 11, 1998. The term of this Second Deed of Trust is for 30 years principal and interest payable at 9% per annum. All interest payments are current; however, certain principal repayments have been delinquent. No default notice has been presented to the Company by OIHC.

                     OASIS HOTEL, RESORT & CASINO-III, INC.
                          (A Development-Stage Company)
                          Notes to Financial Statements



Note 5 - Commitments and Contingencies

Litigation

The Company is subject to claims and suits that arise from time to time out of the ordinary course of its business. Through June 30, 1999, management of the Company is not aware of any claims that will have a material impact on the Company's business, financial condition or results of operations which are not reflected in the accompanying consolidated financial statements.

Note 6 - Stockholder's Equity

Common Stock and Capital Contributions

On or about December 27, 1995, ad affiliate, Canton Industrial Corporation issued 550,000 shares of its common stock valued at $562,000. Management allocated $225,000 of such costs to the 20-acre parcel and reflected the cost as a capital contribution in the accompanying statement of stockholder's deficit for the period from inception to August 31, 1996.

From May 7, 1998 to May 23, 1998, Flexweight issued shares of its common stock valued at $22,308 to certain individuals and consulting firms for services rendered. The Company received consultations in connection with its business plan and market research. Such costs have been charged to operations in fiscal 1998.

On May 30, 1998, Flexweight issued shares of its common stock valued at $1,000,000 in exchange for 3,250,000 shares of NuOasis Resorts Inc. The fair value of the NuOasis shares of common stock were valued at $350,000, based on the closing bid price of such shares at the date of issuance, and were accounted for as an investment in common stock under the equity method of accounting for investments. The difference between the fair value of the NuOasis shares of common stock received of $350,000 and the estimated value of the Company's common stock issued of $1,000,000, or $650,000, was charged to expense for management advisory services performed by certain directors and officers of NuOasis for the benefit of the Company.

See Notes 3 and 4 for discussion of shares issued for financing and security deposit on the First Trust Deed Note Payable, valued at $100,000 and $550,000, respectively, and Note 2 for discussion of services provided below fair value.

Common Stock Purchase Warrants

Flexweight used the Black-Scholes model to value the common stock purchase warrants granted in fiscal 1998; no warrants were granted in fiscal 1997 and prior. The weighted-average assumptions used by Flexweight to estimate the value of the warrants was 1) a volatility of 20% (based on limited trading history),
2) a risk-free interest rate of 5%, 3) no dividends, and 4) an expected life of one (1) to three (3) years, depending on the terms of the agreements.

On May 30, 1998, Flexweight granted NuOasis an option to purchase shares of its common stock. Using the Black-Scholes model, the Company valued these warrants at $227,500 and have charged the value of these warrants to operations in 1998.

                     OASIS HOTEL, RESORT & CASINO-III, INC.
                          (A Development-Stage Company)
                          Notes to Financial Statements


Dividend Distribution

The issuance of the Second Deed of Trust totaling $3,425,000 to OIHC, the predecessor parent company to the Company, is accounted for as a dividend distribution since OIHC is a control company. Accordingly, management recorded a charge to the deficit accumulated during the development stage as presented in the accompanying statement of stockholder's deficit during the nine months ended May 31, 1998.

                        OASIS RESORTS INTERNATIONAL, INC.
                        (Formerly Flexweight Corporation)
                          (A Development-Stage Company)



Unaudited Pro Forma Condensed Consolidated Financial Statements

The accompanying unaudited pro forma balance sheet at May 31, 1998 reflects the acquisition of Oasis Hotel, Resort, & Casino - III, Inc. (the "Company" or "OHRC") as a recapitalization since the shareholders of the Company control Oasis Resorts International, Inc. ("Oasis"), (formerly Flexweight Corporation) after the merger, and Oasis was formerly a blank-check company with no operations. The accompanying unaudited condensed consolidated pro forma balance sheet reflects the assets and liabilities of the Company at their historical bases.

The unaudited pro forma condensed consolidated statements of operations for the year ended August 31, 1997 and the nine months ended May 31, 1998, give effect to the acquisition as if it had occurred at the beginning of the respective period presented.

The following unaudited pro forma condensed consolidated financial statements give effect to the recapitalization of Oasis. This pro forma presentation has been prepared utilizing historical financial statements and notes thereto included herein, as well as pro forma adjustments as described in the notes to unaudited pro forma condensed consolidated financial statements.

The unaudited pro forma condensed consolidated financial statements are presented for illustrative purposes only and do not purport to represent what the results of operations or financial position would have been had the acquisition described herein occurred on the dates indicated for any future period or at any future date, and are therefore qualified in their entirety by reference to and should be read in conjunction with the historical financial statements and notes thereto of Oasis and the historical financial statements of the Company.

                        OASIS RESORTS INTERNATIONAL, INC.
                        (Formerly Flexweight Corporation)
                   UNAUDITED PRO FORMA CONDENSED CONSOLIDATED
                        BALANCE SHEET AS OF MAY 31, 1998

                                                                              Adjustments       Pro Forma
                                                  Oasis          OHRC            Note A        Consolidated
Cash                                        $           -    $         121   $           -     $        121
Land held for development                               -        1,038,783               -        1,038,783
Property and equipment, net                             -           24,816               -           24,816
Investment in NuOasis                                   -          350,000               -          350,000
Security deposit                                        -          550,000               -          550,000
   Total Assets                             $           -    $   1,963,720   $           -     $  1,963,720

Liabilities and Stockholders' Equity
Accounts payable                            $      10,133    $      20,000   $           -     $     30,133
Taxes payable                                      12,500                -               -           12,500
First trust deed note payable                           -          550,000               -          550,000
Second trust deed note payable to OIHC                  -        3,425,000               -        3,425,000
   Total Liabilities                               22,633        3,995,000               -        4,017,633

Stockholders' Deficit
Common stock                                      495,808            3,010          64,221   (1)    563,039
Additional paid-in-capital                      1,040,508        2,829,589      (1,623,170)  (2)  2,246,927
Deficit accumulated in the
   development stage                           (1,558,949)      (4,863,879)      1,558,949   (2) (4,863,879)
   Total Stockholders' Deficit                    (22,633)      (2,031,280)              -       (2,053,913)

   Total Liabilities and
     Stockholders' Deficit                   $          -    $   1,963,720   $           -     $  1,963,720









  See Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements

                        OASIS RESORTS INTERNATIONAL, INC.
                        (Formerly Flexweight Corporation)
                          UNAUDITED PRO FORMA CONDENSED
                      CONSOLIDATED STATEMENT OF OPERATIONS
                     FOR THE NINE MONTHS ENDED MAY 31, 1998



                                                                       Adjustments      Pro Forma
                                             Oasis          OHRC         Note B        Consolidated
Revenues                                  $         -   $         -   $          -     $         -

Expenses:
   Common stock issued for
   employment and consulting
   services                                         -       899,808              -         899,808
   Value of services by others                      -       112,500              -         112,500
   Other operating expenses                    10,000        62,913              -          72,913
   Total expenses                              10,000     1,075,221              -       1,085,221

   Net Loss                               $   (10,000)  $(1,075,221)  $          -     $(1,085,221)
   Weighted Average Shares
   Outstanding - Basic and Dilutive         4,958,078                                    5,630,386
   Net Loss Per Share                     $         -                                  $      (.19)










  See Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements

                        OASIS RESORTS INTERNATIONAL, INC.
                        (Formerly Flexweight Corporation)
                          UNAUDITED PRO FORMA CONDENSED
                      CONSOLIDATED STATEMENT OF OPERATIONS
                       FOR THE YEAR ENDED AUGUST 31, 1997




                                                                   Adjustments      Pro Forma
                                         Oasis          OHRC          Note C       Consolidated
Revenues                            $          -    $         -   $         -      $           -

Expenses:
   Value of services provided
   by officers                                 -        150,000             -            150,000
   Other operating expenses                8,000         40,435             -             48,435
   Total expenses                          8,000        190,435             -            198,435

   Net Loss                         $     (8,000)   $  (190,435)  $         -      $    (198,435)
   Weighted Average Shares
   Outstanding - Basic and
   Dilutive                            4,958,078                                       5,630,386
   Net Loss Per Share               $          -                                   $        (.04)
















  See Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements

                        OASIS RESORTS INTERNATIONAL, INC.
                        (Formerly Flexweight Corporation)
                     NOTES TO UNAUDITED PRO FORMA CONDENSED
                        CONSOLIDATED FINANCIAL STATEMENTS



NOTE A:    UNAUDITED PRO FORMA CONDENSED BALANCE SHEET AS OF MAY 31, 1998

The following pro forma adjustments to the unaudited condensed consolidated balance sheet are as if the Merger had been completed as of May 31, 1998, and are not indicative of what would have occurred if the Merger actually had been completed as of such date.

(1)   Adjustment to issue additional common stock based on the merger agreement.
(2) Adjustment to additional paid-in capital for recapitalization and accumulated deficit.


NOTE B: UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS FOR THE NINE MONTHS ENDED MAY 31, 1998

No pro forma adjustments have been made to the unaudited pro forma condensed consolidated statement of operations as if the acquisitions and related transactions had been completed at the beginning of the fiscal period.

NOTE C: UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS FOR THE YEAR ENDED AUGUST 31, 1997

No pro forma adjustments have been made to the unaudited pro forma condensed consolidated statement of operations as if the acquisitions and related transactions had been completed at the beginning of the fiscal period.